Exhibit 99.1


                                                   FOR IMMEDIATE RELEASE
                                                   Contact: Fell Herdeg
                                                   Telephone: 203-846-2274 x 119
                                                   Facsimile: 203-846-1776
                                                   Fell.Herdeg@studiomouse.com

              TRUDY ANNOUNCES THE SIGNING OF A PUBLISHING LICENSE
                        WITH DISNEY PUBLISHING WORLDWIDE


         Norwalk, Connecticut, June ,25, 2003--Trudy Corporation (OTCBB:TRDY) announced today the signing of a license between Disney Publishing Worldwide and Studio Mouse LLC, a subsidiary of Trudy Corporation, to publish certain novelty book and audio CD formats for distribution within North America. The material to be published initially will be targeted to a preschool audience and contain early childhood developmental and educational content utilizing popular Disney characters. All Studio Mouse books featuring Disney characters will be sold at suggested retail prices of US$12.99 and above. The new titles will be available in North America in the Fall of 2003.

         Studio Mouse, LLC was established to maximize on Trudy's license with the Smithsonian Institution, Washington, DC, and its associated wealth of content, some of which is jointly owned by the Smithsonian and Trudy's publishing division, Soundprints. Studio Mouse repurposes appropriate content from these sources and creates or purchases under license new material for use in unique and inventive "edutainment" product formats which are sold into the retail market through such resellers as WalMart, Costco, Borders, Barnes & Noble, and Books-a-Million.

         Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These forward-looking statements speak only to the date hereof; Trudy Corporation disclaims any intent or obligation to update these forward-looking statements.


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